Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
ASYST TECHNOLOGIES REPORTS RESULTS FOR
FIRST QUARTER OF FISCAL 2006
FREMONT, Calif., Aug. 4, 2005 – Asyst Technologies, Inc., (Nasdaq NM: ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, today announced consolidated financial results for its fiscal first quarter ended June 30, 2005.
     Consolidated net loss for the fiscal first quarter on a GAAP basis was $3.6 million, or $(0.08) per share. This compares with a GAAP net loss of $1.8 million, or $(0.04) per share, in the fourth quarter of fiscal 2005. On a non-GAAP basis, the company reported a net loss for the fiscal first quarter of $0.9 million, or $(0.02) per share, compared with a non-GAAP net loss of $1.4 million, or ($0.03) per share, in the prior sequential quarter. A table reconciling GAAP net loss to non-GAAP net loss is provided as part of this release.
     Consolidated net sales for the fiscal first quarter were $117.5 million, down 18% from $143.6 million in the prior sequential quarter. Net sales for the fiscal first quarter at Asyst Shinko, Inc. (ASI), the company’s 51%-owned joint venture with Shinko Electric Co., Ltd., were $77.4 million, compared with $103.9 million in the fourth quarter of fiscal 2005. Net sales for the fiscal first quarter at ATI were $40.1 million, which was essentially flat with $39.7 million in the prior sequential quarter.
     In the fiscal first quarter, consolidated gross margin was 29%, up from 26% in the fourth quarter of fiscal 2005. Gross margin at ASI was 26%, up from 22% in the prior sequential quarter, reflecting improved sales mix. Gross margin at ATI was 34%, flat with the prior sequential quarter.
     Total net bookings for the fiscal first quarter were $109 million, which compares with $130 million in the prior sequential quarter. Bookings at ASI were $77 million and included $20 million of flat panel display (FPD) manufacturing automation. ASI’s semiconductor bookings declined as expected, following an aggregate $197 million of semiconductor AMHS bookings over the prior two quarters. ATI bookings in the quarter were $32 million, which compares with $44 million in the fourth quarter of fiscal 2005. However the company views the ATI bookings environment as essentially flat, as customers pulled-in several million of fiscal first quarter bookings to the prior quarter.
     “We are continuing to achieve margin improvements at both ATI and ASI,” said Steve Schwartz, chairman and CEO. “At ASI, our sales mix improved significantly, as only 8% of sales were attributable to our large, low-margin flat panel AMHS project, compared with 26% of sales in the prior quarter. At ATI, we managed to hold gross margin flat despite the impact from recognizing revenue on a large number of our Spartan™ Sorters from early in the production cycle when product costs were substantially higher than they are today.

     “Our semiconductor sales have been tracking roughly flat for the past two quarters at ATI and ASI, slightly better than the downward trend in the industry. We expect our semiconductor sales to continue to track essentially flat in the September quarter. We believe we have near-term opportunities to gain semiconductor AMHS market share and see potential for current customers to accelerate AMHS expansion activity in 2006. In flat panel display, our fiscal first quarter sales declined significantly from fiscal fourth quarter levels, reflecting the near-completion of our large, low-margin flat panel project in Taiwan. We booked $20 million of new flat panel projects in the first quarter at good margins, and are focused on winning profitable potential flat panel opportunities in future quarters.”
Outlook
For the fiscal second quarter ending Sept. 30, 2005, the company provided the following guidance. This guidance is forward-looking, and actual results may differ materially:
•	Consolidated net sales are expected to be in the range of $105 to $115 million.

•	GAAP net loss is expected to be $3 to $5 million, or $(0.06) to $(0.10) per share.

•	On a non-GAAP basis, the company expects to report a net loss of $1 million to $3 million, or $(0.02) to $(0.06) per share. To reconcile net loss under GAAP to non-GAAP net loss, the company expects to exclude:
- $2.1 million related to the amortization of intangibles, net of taxes and minority interest

- $0.4 million of stock-based compensation expense, as part of selling, general & administrative expense

Contact:	John Swenson
Vice President, Investor Relations & Corporate Communications
Asyst Technologies, Inc.
510-661-5000
About Our Non-GAAP Operating Results and Adjustments
To supplement our consolidated financial results prepared under generally accepted accounting principles (“GAAP”), we use a non-GAAP measure of operating results that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Our non-GAAP net income (loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. This measure is not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income (loss) by adjusting GAAP net income (loss) for the impact of amortization of acquisition-related intangibles, restructuring and impairment charges, costs related to events outside the normal course of business, and other non-cash charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP.
About Asyst
Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst’s modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst’s homepage is http://www.asyst.com

Conference Call Details
A live webcast of the conference call to discuss the quarter’s financial results will take place today, Aug.4, 2005, at 5:00 p.m. Eastern Time. The webcast will be publicly available on Asyst’s website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the “webcast” link. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst’s website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 11036356#. The audio instant replay is available from Aug. 4 at 7:00 p.m. Eastern Time through Aug. 18 at 11:59 p.m. Eastern Time.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: the possibility that previously disclosed matters within ASI comprising a material weakness in the company’s internal control over its consolidated financial reporting could prevent the company from timely meeting its future reporting requirements; the possibility that the company’s failure timely to meet its future reporting requirements could result in proceedings being initiated against the company, including possible de-listing of the company’s common stock from trading on the Nasdaq National Market; the volatility of semiconductor industry cycles; our ability to achieve forecasted revenues and maintain and improve gross margins through outsourced manufacturing, reduced operating expenses, and improved management of cash flows (and the timing and degree of any such improvements in gross margins, reductions in operating expenses and management of cash flows); failure to respond to rapid demand shifts; dependence on a few significant customers; the transition of the industry from 200mm wafers to 300mm wafers and the timing and scope of decisions by manufacturers to transition and expand fabrication facilities; continued risks associated with the acceptance of new products and product capabilities; the risk that customers will delay, reduce or cancel planned projects or bookings and thus delay recognition or the amount of our anticipated revenue; competition in the semiconductor equipment industry and specifically in AMHS; failure to complete planned restructuring and outsourcing programs; failure to retain and attract key employees; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2005, and other reports we file with the Securities and Exchange Commission.
Asyst is a registered trademark and Spartan is a trademark of Asyst Technologies, Inc. Asyst Shinko is a registered trademark of Asyst Shinko, Inc. All Rights Reserved.
(Tables to follow)

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	March 31,
	2005	2005
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$105,961	$101,180
Accounts receivable, net	189,748	189,943
Inventories	36,703	33,515
Prepaid expenses and other	27,355	33,971

Total current assets	359,767	358,609

LONG-TERM ASSETS:
Property and equipment, net	14,492	15,458
Goodwill	62,354	64,014
Intangible assets, net	34,611	40,898
Other assets	4,644	4,795

Total long-term assets	116,101	125,165

Total assets	$475,868	$483,774

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term loans and notes payable	$53,034	$20,563
Current portion of long-term debt and capital leases	2,639	2,757
Accounts payable	102,412	123,155
Accrued liabilities	59,718	70,439
Deferred revenue	5,066	6,013

Total current liabilities	222,869	222,927

LONG-TERM LIABILITIES:
Convertible notes	86,250	86,250
Long-term debt and capital leases, net of current portion	1,800	2,500
Deferred tax and other long-term liabilities	15,601	18,319

Total long-term liabilities	103,651	107,069

MINORITY INTEREST	64,460	63,855

SHAREHOLDERS’ EQUITY:	84,888	89,923

Total liabilities, minority interest and shareholders’ equity	$475,868	$483,774

(1)	Derived from March 31, 2005 audited financial statements

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share data)

	Three Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004
			(Restated)
NET SALES	$117,451	$143,573	$139,425
COST OF SALES	83,717	106,828	112,330

Gross profit	33,734	36,745	27,095

OPERATING EXPENSES:
Research and development	7,067	7,510	9,679
Selling, general and administrative	19,177	21,427	16,850
Amortization of acquired intangible assets	4,918	5,258	5,052
Restructuring and other charges	95	107	219

Total operating expenses	31,257	34,302	31,800

Operating income (loss)	2,477	2,443	(4,705)

Other income (expense), net	(559)	335	(556)

Income (loss) before provision for income taxes and minority interest	1,918	2,778	(5,261)
PROVISION FOR BENEFIT FROM INCOME TAXES	(3,101)	(633)	1,654
MINORITY INTEREST	(2,404)	(3,926)	1,321

NET (LOSS)	$(3,587)	$(1,781)	$(2,286)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.08)	$(0.04)	$(0.05)

SHARES USED IN THE PER SHARE CALCULATION	47,812	47,678	47,179

ASYST TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(Unaudited; in thousands, except per share data)

	Three Months Ended
	Jun 30, 2005	Mar 31, 2005	Jun 30, 2004
			(Restated)
GAAP net loss	$(3,587)	$(1,781)	(2,286)
Adjustments:
Stock based compensation expense	534	566	418
Amortization of intangible assets	4,918	5,258	5,052
Restructuring and other charges	95	107	219
Release of deferred tax valuation allowance	—	(2,161)
Income tax benefit relating to amortization of intangible assets	(1,630)	(2,508)	(1,641)
Minority interest relating to the ASI adjustments above	(1,209)	(839)	(1,163)

Non-GAAP net income (loss)	$(879)	$(1,358)	$599

Basic and diluted non-GAAP net income (loss) per share	$(0.02)	$(0.03)	$0.01
Basic and diluted non-GAAP net income (loss) per share	$(0.02)	$(0.03)	$0.01
Shares used in the per share calculation — basic	47,812	47,678	47,179
Shares used in the per share calculation — diluted	47,812	47,678	54,381
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30, 2005
			Consolidated
	ATI	ASI	Under GAAP
SUPPLEMENTAL STATEMENT OF OPERATIONS
NET SALES	$40,074	$77,377	$117,451
COST OF SALES	26,620	57,097	83,717

Gross profit	13,454	20,280	33,734

OPERATING EXPENSES:
Research and development	5,123	1,944	7,067
Selling, general and administrative	12,767	6,410	19,177
Amortization of acquired intangible assets	820	4,098	4,918
Restructuring and other charges	95	—	95

Total operating expenses	18,805	12,452	31,257

Operating income (loss)	(5,351)	7,828	2,477

Other (expense), net	(352)	(207)	(559)

Income (loss) before (provision for) income taxes and minority interest	(5,703)	7,621	1,918
PROVISION FOR FROM INCOME TAXES	(408)	(2,693)	(3,101)
MINORITY INTEREST	(3)	(2,401)	(2,404)

NET INCOME (LOSS)	$(6,114)	$2,527	$(3,587)

Basic net income (loss) per share	$(0.13)	$0.05	$(0.08)
Diluted net income (loss) per share	$(0.13)	$0.05	$(0.08)
Shares used in the per share calculation — basic	47,812	47,812	47,812
Shares used in the per share calculation — diluted	47,812	47,953	47,812